FIRST AMENDMENT
                                      TO
                           ASSET PURCHASE AGREEMENT

           THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "FIRST AMENDMENT") is made and entered as of the 28th day of June, 1996 by and between HMW COMMUNICATIONS, INC., a Delaware corporation ("Parent"), and SFX Broadcasting, Inc., a Delaware corporation ("Buyer").

                             W I T N E S S E T H:

           WHEREAS, Parent and Buyer are parties to an Asset Purchase Agreement, dated as of January 18, 1996 (the "Asset Purchase Agreement");

           WHEREAS, Parent and Multi-Market Radio Acquisition Corp., a Delaware corporation ("Multi-Market"), are parties to an Asset Purchase Agreement, dated as of January 18, 1996, as amended by that certain First Amendment to Asset Purchase Agreement and Agreement as to Schedules, dated as of March 6, 1996 (such Asset Purchase Agreement, as so amended, being referred to herein as the "MM Agreement");

           WHEREAS, Buyer and Multi-Market are related parties and Liberty Acquisition Subsidiary Corporation, a Delaware corporation and a subsidiary of Buyer, will acquire the assets to be sold to Multi-Market under the MM Agreement;

           WHEREAS, although the MM Agreement sets forth the basis for calculating a portion of the purchase price payable thereunder, Parent, Multi-Market and Buyer have disagreed as to the amount of the required calculation;

           WHEREAS, contemporaneously with the execution and delivery of this First Amendment, Parent and Multi-Market are executing and delivering a Second Amendment to Asset











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Purchase Agreement (the "Second Amendment") which amends the MM Agreement in certain respects and includes an agreement as to the portion of the purchase price as to which Parent, Multi-Market and Buyer have disagreed;

           WHEREAS, in connection with the execution and delivery of the Second Amendment, among other things, (i) Buyer has agreed to immediately exercise the rights granted to Buyer under Section 2.1 of the Asset Purchase Agreement, (ii) Parent and Buyer have agreed to increase the cash purchase price payable under the Asset Purchase Agreement and to eliminate Parent's option to receive shares of Buyer Common Stock in lieu of the payment of a cash purchase price under the Asset Purchase Agreement, and (iii) Buyer has agreed to deposit into escrow an amount of cash equal to the difference between the purchase price under the Asset Purchase Agreement, as amended hereby, and the Earnest Money Escrow Deposit;

           NOW, THEREFORE, in consideration of the foregoing premises (including, without limitation, the execution and delivery by Parent of the Second Amendment) and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. Defined Terms. Terms used herein with their initial letters capitalized and not otherwise defined herein (including those terms so used and not defined in the recitals above) shall have the respective meanings given such terms in the Asset Purchase Agreement.

           2. Amendment of Section 5.1 of the Asset Purchase Agreement.
Section 5.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:




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           5.1 Delivery of Consideration.At the Closing, in consideration for the sale of the Station Assets of WWWB Operating and WWWB License, in addition to the assumption of certain obligations of WWWB Operating and WWWB License pursuant to Section 4.1 above, Buyer shall deliver or cause to be delivered (i) to Parent as agent for WWWB Operating and WWWB License, by wire transfer of immediately available funds, an amount equal to $6,000,000 minus the Indemnification Escrow Deposit and (ii) to the Indemnification Escrow Agent, by wire transfer of immediately available funds, an amount equal to the Indemnification Escrow Deposit, such amount to be held by the Indemnification Escrow Agent pursuant to the terms of the Indemnification Escrow Agreement.

           3. Amendment of Section 6.1 of the Asset Purchase Agreement.
Section 6.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

           6.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall occur at 10:00 a.m., local time, on the "Closing Date". Except as otherwise mutually agreed upon by Buyer and Parent, the "Closing Date" shall be determined in accordance with the following: (i) in the event no petition to deny the grant of the FCC Consent shall have been timely filed with the FCC, the Closing Date shall be the fifth (5th) business day after the date of the release on public notice of the FCC Consent; and (ii) in the event a petition to deny the grant of the FCC Consent shall have been timely filed with the FCC, the Closing Date shall be the fifth
           (5th) business day after the date on which the FCC Consent shall become a Final Order. The Closing shall be held



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           in the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court,
           Suite 1300, Dallas, Texas 75201, or at such place as the parties hereto may agree.

           4. Exercise of Rights. Buyer hereby exercises the rights granted under Section 2.1 of the Asset Purchase Agreement. Buyer and Parent acknowledge and agree that the execution and delivery of this First Amendment shall constitute the delivery of the Buyer's Election Notice under the Asset Purchase Agreement.

           5. Execution and Delivery of Certain Other Agreements. Contemporaneously with the execution and delivery of this First Amendment, (i) Buyer and Parent, pursuant to Section 5.3 of the Asset Purchase Agreement, shall execute and deliver the Earnest Money Escrow Agreement and Buyer shall make the deposit required thereunder, (ii) Buyer shall execute and deliver, and Parent shall cause WWWB Operating to execute and deliver, the WHSL Station LMA, which shall become effective as of July 1, 1996, and (iii) Buyer and Parent shall execute and deliver the Purchase Price Escrow Agreement in the form of Exhibit A hereto and Buyer shall make the deposit required thereunder.

           6. Amendment of Section 19.9 of the Asset Purchase Agreement. The reference to "R. Steven Hicks, President and Chief Executive Officer" set forth opposite the word "Attention" under the portion of Section 19.9 regarding the delivery of notices to Buyer is hereby deleted and is replaced with the following: "D. Geoffrey Armstrong, Executive Vice President".

           7. Amendment to Form of Indemnification Escrow Agreement. The form of the Indemnification Escrow Agreement attached as Exhibit C to the Asset Purchase Agreement is hereby replaced by the form of Indemnification Escrow Agreement labeled "Exhibit C" attached hereto.




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           8. Amendments to Form of Earnest Money Escrow Agreement.

           a. Section 4.1 of the form of the Earnest Money Escrow Agreement attached as Exhibit E to the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                     4.1 INVESTMENT. The Escrow Agent shall invest the Escrow Deposit in such (a) obligations of the United States Government or any agency thereof, (b) commercial paper of companies incorporated or organized under the laws of the United States or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investor Services, Inc. equal to the highest rating assigned by such organization, (c) U.S. dollar-denominated certificates of deposit issued by any bank, trust company or national banking association incorporated in the United States and having a combined capital and surplus and retained earnings of at least $100,000,000,
           (d) interest bearing accounts of any bank, trust company or national banking association incorporated in the United States and having a combined capital and surplus and retained earnings of at least $100,000,000, or (e) money market mutual funds, as shall be specified in written instructions signed by Parent. The Escrow Deposit does not form a part of the capital or assets of the Escrow Agent, and will not be subject to the claims of its creditors or depositors. Escrow Agent hereby agrees that during the term of this Agreement, the Escrow Deposit shall be physically segregated from the other assets of the Escrow Agent, and held for the exclusive benefit of Parent and Buyer.



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           b. Section 6.7 of the form of the Earnest Money Escrow Agreement attached as Exhibit E to the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                6.7 INSOLVENCY. The bankruptcy or insolvency of Parent or Buyer shall not affect or prevent performance by the Escrow Agent of its obligations and instructions hereunder.

           c. The reference to "R. Steven Hicks, President and Chief Executive Officer" set forth opposite the word "Attention" under the portion of Section 6.1 regarding the delivery of notices to Buyer is hereby deleted and is replaced with the following: "D. Geoffrey Armstrong, Executive Vice President".

           9. Effectiveness. Parent and Buyer agree that the Asset Purchase Agreement, as modified by this First Amendment, is in full force and effect and that, except as provided herein, there have been no modifications of, or waivers granted under, the Asset Purchase Agreement.

           10. Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



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           IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date and year first above written.


                               PARENT:

                               HMW COMMUNICATIONS, INC.


                               By: /s/ Eric C. Hellman
                                   ---------------------
                               Name:  Eric C. Hellman
                               Title: President


                               BUYER:

                               SFX BROADCASTING, INC.


                               By: /s/ Richard A. Liese
                                   ----------------------
                               Name:  Richard A. Liese
                               Title: Vice President




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